               Amendment to Schedule A to Participation Agreement
                                      Among
                      Variable Insurance Products Fund II,
                       Fidelity Distributors Corporation,
                                       and
             Allmerica Financial Life Insurance and Annuity Company

WHEREAS, Allmerica Financial Life Insurance and Annuity Company (formerly known as SMA Life Assurance Company), Variable Insurance Products Fund II and Fidelity Distributors Corporation entered into a Participation Agreement on March 1, 1994 ("Participation Agreement"); and

WHEREAS, the parties desire to amend the Participation Agreement and restate in its entirety Schedule A by mutual written consent;

NOW, THEREFORE, the parties do hereby agree to replace Schedule A to the Participation Agreement and any amendments thereto with the attached Schedule A dated as of May 1, 2001.

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as modified hereby.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

ALLMERICA FINANCIAL LIFE INSURANCE
AND ANNUITY COMPANY


By:
          -----------------------------

Name:          Richard M. Reilly
          -----------------------------

Title:         President
          -----------------------------

Date:          May 1, 2001
          -----------------------------



VARIABLE INSURANCE PRODUCTS
FUND II                                        FIDELITY DISTRIBUTORS CORPORATION


By:                                            By:
          ---------------------------------             ----------------------

Name:          Robert C. Pozen                 Name:       Kevin J. Kelly
          ---------------------------------             ----------------------

Title:         Senior Vice President           Title:      Vice President
          ---------------------------------             -----------------------

Date:          May 1, 2001                     Date:       May 1, 2001
          --------------------------------              -----------------------

                                                    Schedule A

                                    Separate Accounts and Associated Contracts


Name of Separate Account                   Contract Name and Form Numbers                        Registration Numbers
and Date Established by Board              by Separate Account                                   of Contracts
of Directors                               -------------------                                   -------------
------------


VEL                                         Vari-Exceptional Life '87                            33-14672
(Variable Life)                             Policy Form 1018-87                                  811-5183
4/2/87
                                            Vari-Exceptional Life '91                            33-90320
                                            Policy Form 1018-91                                  811-5183

                                            Vari-Exceptional Life Plus                           33-42687
                                            Policy Forms 1023-91; 1023-93                        811-5183


VEL II                                      Vari-Exceptional Life '93                            33-57792
(Variable Life)                             Policy Form 1018-93                                  811-7466
1/21/93


VEL III                                     Allmerica Estate Optimizer                           333-58385
(Variable Life)                             Policy Form 1030-96                                  811-8857
6/13/96


Inheiritage                                 Inheiritage                                          33-70948
(Variable Life)                             Policy Form 1026-94                                  811-8120
9/15/93


Group VEL                                   Group Vari-Exceptional Life                          33-82658
(Variable Life)                             Policy Form 1029-94                                  811-8704
11/22/93


VA-K                                        Allmerica ExecAnnuityPlus                            33-39702
(Annuity)                                   Policy Form A3018-91; A3021-93                       811-6293
11/1/90
                                            Allmerica Advantage                                  33-39702
                                            Policy Form A3025-96                                 811-6293

                                            Allmerica Immediate Advantage (IVA)                  333-81861
                                            Policy Form A3029-99                                 811-6293

                                            Allmerica Ultimate Advantage                         333-38274
                                            Policy Form A3033-00                                 811-6293

                                            DirectedAdvisorySolutions (Fund Quest)               333-90543
                                            Policy Form A3030-00                                 811-6293




                                            Allmerica Value Generation (Annuity Scout)           333-87099
                                            Policy Form A3030-00                                 811-6293


Allmerica Select                            Allmerica Select Resource                            33-47216
(Annuity)                                   Policy Form A3020-94GRC                              811-6632
3/5/92
                                            Allmerica Select Resource II                         33-47216
                                            Policy Form A3025-96                                 811-6632

                                            Allmerica Select Charter                             333-63093
                                            Policy Form A3027-98                                 811-6632

                                            Allmerica Select Reward                              333-78245
                                            Policy Form A3028-99                                 811-6632

                                            Allmerica Select Acclaim                             333-92115
                                            Policy Form A3032-00                                 811-6632


IMO                                         Allmerica VUL 2001                                   333-84879
(Variable Life)                             Policy Form 1033-99                                  811-09529
12/10/99
                                            Allmerica Select Life Plus                           333-84879
                                            Policy Form 1033-99                                  811-09529


Group VEL                                   Executive Choice/COLI                                333-39798
(Variable Life)                             Policy Form 1040-00                                  811-08704
10/12/00

